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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              September 16, 2004


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


802 North First Street, St. Louis, Missouri                      63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item  1.01  Entry into a Material Definitive Agreement

  On September 16, 2004, President Casinos, Inc. ("Registrant"), President Riverboat Casino-Missouri, Inc., the Registrant's subsidiary ("President Missouri"), and Penn National Gaming, Inc. ("Penn National") entered into an Amended and Restated Riverboat Casino Sale and Purchase Agreement (the "Amended Purchase Agreement"). The Amended Purchase Agreement amends and restates certain provisions of that certain Riverboat Casino Sale and Purchase Agreement, dated as of August 9, 2004, executed by the parties with respect to the proposed sale by the Registrant to Penn National of the all of the outstanding capital stock of President Missouri, which conducts the Registrant's riverboat casino operations located on the Mississippi River riverfront in St. Louis, Missouri. This description of the Amended Purchase Agreement is qualified by reference to the complete agreement that is attached as Exhibit 99 hereto and incorporated herein by reference.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.


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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRESIDENT CASINOS, INC.


Date:     September 22, 2004        By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer


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                                EXHIBIT INDEX


Exhibit Number                                 Description

      99 Amended and Restated Riverboat Casino Sale and Purchase Agreement, dated as of September 16, 2004, by and among President Casinos, Inc., President Riverboat Casino-Missouri, Inc. and Penn National Gaming, Inc.